UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                September 24, 2007

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard
Garden City, New York 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Between September 24, 2007 and October 2, 2007, all of the 59,210,028 warrants to purchase the Common Stock of Emerging Vision, Inc. (the “Company”), that were issued, on December 31, 2003, to those shareholders of the Company that participated in certain rescission transactions (the details of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006), were exercised.

On September 24, 2007, Horizons Investors Corp. (“Horizons”), one of the aforementioned shareholders, performed a “cashless exercise” of all of its 31,067,776 warrants, with the exercise price paid by surrendering to the Company 4,367,764 of the warrants held by Horizons, having an approximate aggregate value of $1,485,040, or $0.34 per share of Common Stock surrendered.

Then, on October 2, 2007, the remaining aforementioned shareholders exercised all of their 28,142,252 warrants, with the total exercise price of $1,344,835.30 being paid to the Company in cash.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:   /s/ Brian P. Alessi
Name: Brian P. Alessi
Title:   Chief Financial Officer

Date:                      October 5, 2007